                                  [LETTERHEAD]



April 10, 1996


UNITED STATES SECURITIES AND
  EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-11 REGISTRATION STATEMENT
INVESTORS REAL ESTATE TRUST CIK0000798359

TO WHOM IT MAY CONCERN:

We consent to the incorporation directly or by reference in this Registration Statement of Investors Real Estate Trust, on Form S-11 of our opinion letter dated March 13, 1996, concerning the opinion of legality. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is also part of this Registration Statement.

PRINGLE & HERIGSTAD, P.C.


Thomas A. Wentz, Jr.
kak















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



                                  [LETTERHEAD]



April 10, 1996


UNITED STATES SECURITIES AND
  EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-11 REGISTRATION STATEMENT
INVESTORS REAL ESTATE TRUST CIK0000798359

TO WHOM IT MAY CONCERN:

We consent to the incorporation directly or by reference in this Registration Statement of Investors Real Estate Trust, on Form S-11 of the consolidated financial statement of Investors Real Estate Trust and affiliated partnerships as of April 30, 1995, and April 30, 1994, as well as the independent auditor's report. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

BRADY MARTZ & ASSOCIATES, P.C.


Boyd Anderson














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